Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Michael Foods Group, Inc. of our report dated March 30, 2011 relating to the consolidated financial statements and financial statement schedule of Michael Foods Group, Inc. and our report dated March 30, 2011 relating to the consolidated financial statements and financial statement schedule of M-Foods Holdings Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota